                                                                 Exhibit 10.35

                       FIRST AMENDMENT TO CREDIT AGREEMENT



To Each of the Lenders Signatory Hereto

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of January 31, 1997 (the "CREDIT AGREEMENT"), between the undersigned, HA-LO Industries, Inc., an Illinois corporation (the "COMPANY"), American National Bank and Trust Company of Chicago, as agent for the Lenders (the "AGENT"), and you (the "LENDERS"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Company has requested that the Lenders amend Sections 1.1 (Revolving Credit), 7.11 (Indebtedness for Borrowed Money), 7.13 (Investment, Acquisitions, Loans, Advances and Guaranties) and 9.1 (Definitions) and Schedule
5.2 (Subsidiaries) and add an additional covenant, and the Lenders are willing to do so on the terms and conditions set forth in this First Amendment.

1.       AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

                   (a) Section 1.1 of the Credit Agreement shall be amended by deleting the second sentence thereof and inserting in its place the following sentence:

                           "The Revolving Credit, subject to all of the terms
                  and conditions hereof, may be utilized by the Company in the form of Revolving Loans and Letters of Credit, all as more fully hereinafter set forth; PROVIDED, HOWEVER, that the aggregate principal amount of the Revolving Loans and L/C Obligations outstanding at any one time shall not at any time exceed the lesser of: (i) the Revolving Credit Commitments then in effect and (ii) the Available Amount as then determined and computed in accordance with Section 7.19 hereof."

                   (b) Section 7.11 of the Credit Agreement shall be amended by
         (i) deleting the word "and" at the end of subsection (f) thereof and subsection (g) thereof and (ii) inserting in their places the following subsections (g) and (h):

                           "(g)     the Canadian Subsidiaries Indebtedness; and

                            (h) other unsecured indebtedness of the Company and
                  its Subsidiaries in an aggregate amount not to exceed $500,000 at any one time outstanding."

                   (c) Section 7.13 of the Credit Agreement shall be amended by
         (i) deleting the word "and" at the end of subsection (h) thereof and subsection (i) thereof and (ii) inserting in their places the following subsections (i) and (j):

                           "(i) the guaranty by the Company and its Subsidiaries
                  of the Canadian Subsidiaries Indebtedness upon the terms and conditions satisfactory to the Agent; and

                            (j) other investments, loans and advances in
                  addition to these otherwise permitted by this Section in an aggregate amount not to exceed $2,000,000 at any one time outstanding."

                   (d) The Credit Agreement shall be amended by inserting the following new Section 7.19 at the end of Section 7.18:

                           "SECTION 7.19. CANADIAN SUBSIDIARIES INDEBTEDNESS
                  RESERVE AGAINST COMMITMENT AVAILABILITY. As soon as available, and in any event within five (5) Business Days after the last day of each calendar quarter, the Company shall execute and deliver to the Agent a written certificate (in form and substance satisfactory to the Agent) showing (a) the aggregate maximum amount of credit (whether or not in use) available under the Canadian Subsidiaries Indebtedness (such amount to be stated in Canadian Dollars) as of the last day of the calendar quarter then ended and (b) the U.S. dollar equivalent of the amount described in subsection (a) above (for purposes of this determination, the Company shall show the U.S. dollar equivalent of such amount by reference to the spot market exchange rate for Canadian Dollars as of the close of business on such day or, if the last day of such calendar quarter is not a day on which U.S. commercial banks and foreign exchange markets settle such currency payments, on the next preceding business day). From and after the date of the Agent's receipt of such certificate, the amount available to the Company under the Revolving Credit shall be reduced by an amount equal to the U.S. dollar equivalent of the amount determined in accordance with subsection (b) above (as so reduced from time to time, the "AVAILABLE AMOUNT"), such that the sum of the aggregate principal amount of the Revolving Loans and of L/C Obligations at any time outstanding during such period plus the U.S. dollar equivalent of the amount determined in accordance with subsection (b) above shall not at any time exceed the Revolving Credit Commitments in effect at such time. In the event that the sum of the aggregate principal amount of the Revolving Loans and of L/C Obligations at any time outstanding during such period plus the aggregate U.S. dollar equivalent of the amount determined in accordance with subsection (b) above shall ever exceed the Revolving Credit Commitments in effect at such time, the Company shall immediately without notice or demand pay over the amount of the excess to the Lenders as and for a mandatory prepayment of the Revolving Loans and, if necessary, as a prefunding of Letters of Credit. Unless the Company otherwise directs, prepayments of principal under this Section 7.19 shall be applied first to the Base Rate Portion until payment in full thereof with any balance applied to the LIBOR Portions in the order in which their Interest Periods expire. The reduction in the amount available to the Company under the Revolving Credit pursuant to this Section 7.19 shall be recomputed upon the Agent's receipt of each written certificate delivered pursuant to the first sentence hereof and such reduction shall continue in effect until the effectiveness of the next redetermination thereof. Any determination by the Agent of the reduction in the amount available to the Company under the Revolving Credit hereunder shall be conclusive and binding upon the Company and the Lenders provided that it has been made reasonably and in good faith."

                   (e) Section 8.1 of the Credit Agreement shall be amended by deleting subsection (b) thereof and inserting in its place the following:

                           "(b) default in the observance or performance of any
                  covenant set forth in Sections 7.5, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15 or 7.19 hereof;"

                   (f) Section 9.1 of the Credit Agreement shall be amended by inserting the following definitions in a proper alphabetical order:

                           ""AVAILABLE AMOUNT " is defined in Section 7.19."

                           ""CANADIAN SUBSIDIARIES INDEBTEDNESS" means
                  indebtedness of Creadis Group, Inc., a corporation organized and existing under the laws of the province of Ontario, Canada, and Marusa Marketing, Inc. a corporation organized and existing under the laws of the province of Ontario, Canada, under a line of credit up to the aggregate principal amount of Canadian $2,000,000 made available by First Chicago NBD Bank, Canada to such corporations."

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

                  (g) Schedule 5.2 of the Credit Agreement shall be amended to read as Exhibit A attached hereto.

2.       CONDITIONS PRECEDENT.

         The effectiveness of this First Amendment is subject to the satisfaction of all of the following conditions precedent:

                  (a) The Company, the Agent and the Required Lenders shall have executed and delivered this First Amendment.

                  (b) Legal matters incident to the execution and delivery of this First Amendment shall be satisfactory to the Agent and its counsel.

3.       REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this First Amendment, the Company hereby represents to the Lenders that as of the date hereof, and after giving effect to this First Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section
5.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this First Amendment.

4.       MISCELLANEOUS.

         (a) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific First Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

         (b) The Company agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this First Amendment, including the fees and expenses of counsel for the Agent.

         (c) This First Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this First Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This First Amendment shall be governed by the internal laws of the State of Illinois.



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

         Dated as of August 8, 1997.


                                       HA-LO INDUSTRIES, INC.



                                       By
                                          Its



         Accepted and agreed to as of the date and year last above written.


                                       AMERICAN NATIONAL BANK AND TRUST COMPANY
                                         OF CHICAGO, individually and as0
                                         Agent



                                       By
                                          Its


                                       HARRIS TRUST AND SAVINGS BANK



                                       By
                                          Its


                                       COMERICA BANK



                                       By
                                          Its

                                    EXHIBIT A


                       FIRST AMENDMENT TO CREDIT AGREEMENT

                                  SCHEDULE 5.2


                                  SUBSIDIARIES

                     NAME                               JURISDICTION OF INCORPORATION                 PERCENTAGE OWNERSHIP

Fletcher, Barnhardt & White, Inc.                                 Illinois                                    100%

HA-LO Sports, Inc.                                                Illinois                                    100%

Market U.S.A., Inc.                                               Illinois                                    100%

Creative Concepts in Advertising, Inc.                            Michigan                                    100%

Creadis Group, Inc.                                                Onatrio                                    100%

Marusa Marketing, Inc.                                             Onatrio                                    100%

